Exhibit 99.1

FOR IMMEDIATE RELEASE

METROCITY BANKSHARES, INC. REPORTS EARNINGS FOR THIRD QUARTER 2024

ATLANTA, GA (October 18, 2024) – MetroCity Bankshares, Inc. (“MetroCity” or the “Company”) (NASDAQ: MCBS), holding company for Metro City Bank (the “Bank”), today reported net income of $16.7 million, or $0.65 per diluted share, for the third quarter of 2024, compared to $16.9 million, or $0.66 per diluted share, for the second quarter of 2024, and $11.4 million, or $0.45 per diluted share, for the third quarter of 2023. For the nine months ended September 30, 2024, the Company reported net income of $48.3 million, or $1.89 per diluted share, compared to $40.3 million, or $1.58 per diluted share, for the same period in 2023.

Third Quarter 2024 Highlights:

●	Annualized return on average assets was 1.86%, compared to 1.89% for the second quarter of 2024 and 1.30% for the third quarter of 2023.
●	Annualized return on average equity was 16.26%, compared to 17.10% for the second quarter of 2024 and 12.14% for the third quarter of 2023. Excluding average accumulated other comprehensive income, our return on average equity was 17.25% for the third quarter of 2024, compared to 18.26% for the second quarter of 2024 and 13.04% for the third quarter of 2023.
●	Efficiency ratio of 37.0%, compared to 35.9% for the second quarter of 2024 and 43.0% for the third quarter of 2023.
●	Net interest margin was 3.58% compared to 3.66% for the previous quarter.

Year-to-Date 2024 Highlights:

●	Return on average assets was 1.80% for the nine months ended September 30, 2024, compared to 1.57% for the same period in 2023.
●	Return on average equity was 16.27% for the nine months ended September 30, 2024, compared to 14.96% for the same period in 2023. Excluding average accumulated other comprehensive income, our return on average equity was 17.27% for the nine months ended September 30, 2024, compared to 15.81% for the same period in 2023.
●	Efficiency ratio of 36.9% for the nine months ended September 30, 2024, compared to 38.1% for the same period in 2023.
●	Net interest margin increased by 39 basis points to 3.50% from 3.11% for the same period in 2023.

Results of Operations

Net Income

Net income was $16.7 million for the third quarter of 2024, a decrease of $236,000, or 1.4%, from $16.9 million for the second quarter of 2024. This decrease was primarily due to an increase in provision for credit losses of $710,000, a decrease in net interest income of $423,000 and an increase in noninterest expense of $628,000, offset by an increase in noninterest income of $1.1 million and a decrease in income tax expense of $469,000. Net income increased by $5.3 million, or 46.1%, in the third quarter of 2024 compared to net income of $11.4 million for the third quarter of 2023. This increase was due to an increase in net interest income of $6.1 million and an increase in noninterest income of $4.0 million, offset by an increase in noninterest expense of $2.1 million, an increase in income tax expense of $1.7 million and an increase in provision for credit losses of $963,000.

Net income was $48.3 million for the nine months ended September 30, 2024, an increase of $8.0 million, or 19.9%, from $40.3 million for the nine months ended September 30, 2023. This increase was due to an increase in net interest income of $12.7 million and an increase in noninterest income of $4.3 million, offset by an increase in noninterest expense of $5.2 million, an increase in income tax expense of $2.6 million and an increase in in provision for credit losses of $1.1 million.

Net Interest Income and Net Interest Margin

Interest income totaled $53.8 million for the third quarter of 2024, a decrease of $275,000, or 0.5%, from the previous quarter, primarily due to a $29.2 million decrease in average loans balances and a three basis points decrease in the loan yield, as well as an 81 basis points decrease in the total investment yield. As compared to the third quarter of 2023, interest income for the third quarter of 2024 increased by $5.1 million, or 10.5%, primarily due to a 45 basis points increase in the loan yield coupled with a $86.2 million increase in average loan balances, as well as a 38 basis points increase in the total investment yield and a $19.7 million increase in the total investment average balances.

Interest expense totaled $23.5 million for the third quarter of 2024, an increase of $148,000, or 0.6%, from the previous quarter, primarily due to an 18 basis points increase in borrowing costs and a $6.4 million increase in the average borrowing balance, offset by a two basis points decrease in deposit costs coupled with a $24.6 million decrease in average deposit balances. As compared to the third quarter of 2023, interest expense for the third quarter of 2024 decreased by $1.1 million or 4.1%, primarily due to a 44 basis points decrease in deposit costs, offset by a 73 basis points increase in borrowing costs and a $50.7 million increase in the average borrowing balance. The Company currently has interest rate derivative agreements totaling $850.0 million that are designated as cash flow hedges of our deposit accounts indexed to the Effective Federal Funds Rate (currently 4.83%). The weighted average pay rate for these interest rate derivatives is 2.29%. During the third quarter of 2024, we recorded a credit to interest expense of $6.4 million from the benefit received on these interest rate derivatives compared to a benefit of $6.5 million and $1.3 million recorded during the second quarter of 2024 and the third quarter of 2023, respectively.

The net interest margin for the third quarter of 2024 was 3.58% compared to 3.66% for the previous quarter, a decrease of eight basis points. The yield on average interest-earning assets for the third quarter of 2024 decreased by nine basis points to 6.36% from 6.45% for the previous quarter, while the cost of average interest-bearing liabilities for the third quarter of 2024 increased by one basis point to 3.69% from 3.68% for the previous quarter. Average earning assets decreased by $4.5 million from the previous quarter, due to a decrease in average loans of $29.2 million, offset by an increase in average total investments of $24.7 million. Average interest-

bearing liabilities decreased by $18.1 million from the previous quarter as average interest-bearing deposits decreased by $24.6 million while average borrowings increased by $6.4 million.

As compared to the same period in 2023, the net interest margin for the third quarter of 2024 increased by 64 basis points to 3.58% from 2.94%, primarily due to a 44 basis points increase in the yield on average interest-earning assets of $3.37 billion and a 28 basis points decrease in the cost of average interest-bearing liabilities of $2.54 billion. Average earning assets for the third quarter of 2024 increased by $105.9 million from the third quarter of 2023, due to a $86.2 million increase in average loans and a $19.7 million increase in average total investments. Average interest-bearing liabilities for the third quarter of 2024 increased by $82.4 million from the third quarter of 2023, driven by increases in average borrowings of $50.7 million and average interest-bearing deposits of $31.8 million.

Noninterest Income

Noninterest income for the third quarter of 2024 was $6.6 million, an increase of $1.1 million, or 19.0%, from the second quarter of 2024, primarily due to higher gains on sale and servicing income from Small Business Administration (“SBA”) loans, higher mortgage loan fees from higher volume and higher other income from unrealized gains recognized on our equity securities, offset by lower gains on sale and servicing income from mortgage loans. SBA loan sales totaled $28.9 million (sales premium of 6.67%) during the third quarter of 2024 compared to no SBA loans sold during the second quarter of 2024. Mortgage loan originations totaled $122.4 million during the third quarter 2024 compared to $94.1 million during the second quarter of 2024. Mortgage loan sales totaled $54.2 million (average sales premium of 1.03%) during the third quarter of 2024 compared to $111.4 million (average sales premium of 1.06%) during the second quarter of 2024. During the third quarter of 2024, we recorded a $202,000 fair value adjustment gain on our SBA servicing asset compared to a fair value adjustment charge of $503,000 during the second quarter of 2024. We also recorded a $252,000 fair value impairment charge on our mortgage servicing asset during the third quarter of 2024 compared to no impairment recorded during the second quarter of 2024.

Compared to the same period in 2023, noninterest income for the third quarter of 2024 increased by $4.0 million, or 149.0%, primarily due to higher gains on sale and servicing income from mortgage and SBA loans, higher mortgage loan fees from higher volume and higher other income from higher bank owned life insurance income and unrealized gains recognized on our equity securities. During the third quarter of 2023, we recorded a $909,000 fair value adjustment charge on our SBA servicing asset.

Noninterest income for the nine months ended September 30, 2024 totaled $17.7 million, an increase of $4.3 million, or 31.5%, from the nine months ended September 30, 2023, primarily due to higher mortgage loan fees from higher volume, as well as higher gains on sale and servicing income from mortgage loans, offset by decreases in gains on sale and servicing income of SBA loans.

Noninterest Expense

Noninterest expense for the third quarter of 2024 totaled $13.7 million, an increase of $628,000, or 4.8%, from $13.0 million for the second quarter of 2024. This increase was primarily attributable to higher commissions from higher loan volume, as well as higher stock based compensation  and other real estate owned expenses, partially offset by lower FDIC insurance premiums, data processing expense, and security expense. Compared to the third quarter of 2023, noninterest expense during the third quarter of 2024 increased by $2.1 million, or 18.4%, primarily due to higher salary and employee benefits, occupancy expense, security expense and other real estate owned related expenses, offset by lower FDIC insurance premiums and professional fees.

Noninterest expense for the nine months ended September 30, 2024 totaled $39.1 million, an increase of $5.2 million, or 15.5%, from $33.8 million for the nine months ended September 30, 2023. This increase was primarily attributable to increases in salaries and employee benefits including higher commissions from higher loan volume, employee insurance and stock based compensation, as well as higher expenses related to depreciation, rent, data processing, security, other real estate owned and FDIC insurance premiums. These expense increases were partially offset by lower loan related expenses and legal fees.

The Company’s efficiency ratio was 37.0% for the third quarter of 2024 compared to 35.9% and 43.0% for the second quarter of 2024 and third quarter of 2023, respectively. For the nine months ended September 30, 2024, the efficiency ratio was 36.9 % compared to 38.1% for the same period in 2023.

Income Tax Expense

The Company’s effective tax rate for the third quarter of 2024 was 26.3%, compared to 27.5% for the second quarter of 2024 and 27.0% for the third quarter of 2023. The Company’s effective tax rate for the nine months ended September 30, 2024 was 27.4% compared to 27.9% for the same period in 2023.

Balance Sheet

Total Assets

Total assets were $3.57 billion at September 30, 2024, a decrease of $46.2 million, or 1.3%, from $3.62 billion at June 30, 2024, and an increase of $58.2 million, or 1.7%, from $3.51 billion at September 30, 2023. The $46.2 million decrease in total assets at September 30, 2024 compared to June 30, 2024 was primarily due to decreases in cash and due from banks of $46.3 million, interest rate derivatives of $17.3 million and loans held for investment of $2.7 million, partially offset by an increase in federal funds sold of $9.6 million, other assets of $5.1 million and loans held for sale of $4.6 million. The $58.2 million increase in total assets at September 30, 2024 compared to September 30, 2023 was primarily due to increases in loans held for investment of $57.9 million, federal funds sold of $9.5 million, other assets of $7.5 million and loans held for sale of $4.6 million, partially offset by a decrease in interest rate derivatives of $27.6 million.

Our investment securities portfolio made up only 0.81% of our total assets at September 30, 2024 compared to 0.78% and 0.79% at June 30, 2024 and September 30, 2023, respectively.

Loans

Loans held for investment were $3.09 billion at September 30, 2024, a decrease of $2.7 million, or 0.1%, compared to $3.09 billion at June 30, 2024, and an increase of $57.9 million, or 1.9%, compared to $3.03 billion at September 30, 2023. The decrease in loans at September 30, 2024 compared to June 30, 2024 was due to a $6.4 million decrease in residential mortgage loans and a $4.7 million decrease in commercial and industrial loans, offset by a $5.1 million increase in commercial real estate loans and a $3.0 million increase in construction and development loans. Loans classified as held for sale totaled $4.6 million at September 30, 2024. There were no loans classified as held for sale at June 30, 2024 or September 30, 2023.

Deposits

Total deposits were $2.72 billion at September 30, 2024, a decrease of $22.7 million, or 0.8%, compared to total deposits of $2.75 billion at June 30, 2024, and an increase of $4.5 million, or 0.2%, compared to total deposits of $2.72 billion at September 30, 2023. The decrease in total deposits at September 30, 2024 compared to June 30, 2024 was due to a $17.2 million decrease in interest-bearing demand deposits, an $11.6 million decrease in noninterest-bearing demand deposits and a $2.4 million decrease in savings accounts, offset by an  $8.0 million increase in money market accounts (includes $11.4 million increase in brokered MMAs) and a $448,000 increase in time deposits.

Noninterest-bearing deposits were $552.5 million at September 30, 2024, compared to $564.1 million at June 30, 2024 and $559.5 million at September 30, 2023. Noninterest-bearing deposits constituted 20.3% of total deposits at September 30, 2024, compared to 20.5% at June 30, 2024 and 20.6% at September 30, 2023. Interest-bearing deposits were $2.17 billion at September 30, 2024, compared to $2.18 billion at June 30, 2024 and $2.16 billion at September 30, 2023. Interest-bearing deposits constituted 79.7 % of total deposits at September 30, 2024, compared to 79.5% at June 30, 2024 and 79.4% at September 30, 2023.

Uninsured deposits were 23.6% of total deposits at September 30, 2024, compared to 23.4% and 27.2% at June 30, 2024 and September 30, 2023, respectively. As of September 30, 2024, we had $1.28 billion of available borrowing capacity at the Federal Home Loan Bank ($701.6 million), Federal Reserve Discount Window ($532.2 million) and various other financial institutions (fed fund lines totaling $47.5 million).

Asset Quality

The Company recorded a provision for credit losses of $582,000 during the third quarter of 2024, compared to a credit to provision for credit losses of $128,000 and $381,000 recorded during the second quarter of 2024 and third quarter of 2023, respectively. The provision expense recorded during the third quarter of 2024 was primarily due the increase in reserves allocated to our individually analyzed loans, as well as the increase in general reserves allocated to our commercial real estate loan portfolio due to higher loan balances. Annualized net charge-offs to average loans for the third quarter of 2024 was 0.00%, compared to a net recovery of 0.01% for the second quarter of 2024 and a net recovery of 0.00% for the third quarter of 2023.

Nonperforming assets totaled $15.8 million, or 0.44% of total assets, at September 30, 2024, an increase of $1.4 million from $14.5 million, or 0.40% of total assets, at June 30, 2024, and a decrease of $57,000 from $15.9 million, or 0.45% of total assets, at September 30, 2023. The increase in nonperforming assets at September 30, 2024 compared to June 30, 2024 was due to a $1.3 million increase in nonaccrual loans and a $63,000 increase in other real estate owned.

Allowance for credit losses as a percentage of total loans was 0.60% at September 30, 2024, compared to 0.58% at both June 30, 2024 and September 30, 2023. Allowance for credit losses as a percentage of nonperforming loans was 129.85% at September 30, 2024, compared to 138.11% and 116.74% at June 30, 2024 and September 30, 2023, respectively.

About MetroCity Bankshares, Inc.

MetroCity Bankshares, Inc. is a Georgia corporation and a registered bank holding company for its wholly-owned banking subsidiary, Metro City Bank, which is headquartered in the Atlanta, Georgia metropolitan area. Founded in 2006, Metro City Bank currently operates 20 full-service branch locations in multi-ethnic communities in Alabama, Florida, Georgia, New York, New Jersey, Texas and Virginia. To learn more about Metro City Bank, visit www.metrocitybank.bank.

Forward-Looking Statements

Statements in this press release regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this press release should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this press release and could cause us to make changes to our future plans. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; risks arising from media coverage of the banking industry; risks arising from perceived instability in the banking sector; changes in the interest rate environment, including changes to the federal funds rate; changes in prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; interest rate fluctuations, which could have an adverse effect on the Company’s profitability; legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine or the conflict in Israel and the surrounding region; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the U.S. Securities and Exchange Commission (the “SEC”), and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this press release are qualified in their entirety by this cautionary statement.

Contacts

Farid Tan	Lucas Stewart
President	Chief Financial Officer
770-455-4978	678-580-6414
faridtan@metrocitybank.bank	lucasstewart@metrocitybank.bank

METROCITY BANKSHARES, INC.

SELECTED FINANCIAL DATA

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2024	2024	2024	2023	2023	2024	2023
Selected income statement data:
Interest income	$53,833	$54,108	$52,358	$50,671	$48,709	$160,299	$142,156
Interest expense	23,544	23,396	25,273	24,549	24,555	72,213	66,799
Net interest income	30,289	30,712	27,085	26,122	24,154	88,086	75,357
Provision for credit losses	582	(128)	(140)	782	(381)	314	(797)
Noninterest income	6,615	5,559	5,568	4,712	2,657	17,742	13,492
Noninterest expense	13,660	13,032	12,361	13,915	11,540	39,053	33,811
Income tax expense	5,961	6,430	5,801	4,790	4,224	18,192	15,569
Net income	16,701	16,937	14,631	11,347	11,428	48,269	40,266
Per share data:
Basic income per share	$0.66	$0.67	$0.58	$0.45	$0.45	$1.91	$1.60
Diluted income per share	$0.65	$0.66	$0.57	$0.44	$0.45	$1.89	$1.58
Dividends per share	$0.20	$0.20	$0.20	$0.18	$0.18	$0.60	$0.54
Book value per share (at period end)	$16.07	$16.08	$15.73	$15.14	$15.24	$16.07	$15.24
Shares of common stock outstanding	25,331,916	25,331,916	25,205,506	25,205,506	25,241,157	25,331,916	25,241,157
Weighted average diluted shares	25,674,858	25,568,333	25,548,089	25,543,861	25,591,874	25,591,072	25,510,689
Performance ratios:
Return on average assets	1.86%	1.89%	1.65%	1.29%	1.30%	1.80%	1.57%
Return on average equity	16.26	17.10	15.41	11.71	12.14	16.27	14.96
Dividend payout ratio	30.58	30.03	34.77	40.36	40.18	31.66	34.04
Yield on total loans	6.43	6.46	6.34	6.11	5.98	6.41	5.93
Yield on average earning assets	6.36	6.45	6.27	6.14	5.92	6.36	5.88
Cost of average interest bearing liabilities	3.69	3.68	3.94	3.91	3.97	3.77	3.67
Cost of deposits	3.61	3.63	3.97	3.95	4.05	3.74	3.81
Net interest margin	3.58	3.66	3.24	3.17	2.94	3.50	3.11
Efficiency ratio(1)	37.01	35.93	37.86	45.13	43.04	36.90	38.18
Asset quality data (at period end):
Net charge-offs/(recoveries) to average loans held for investment	0.00%	(0.01)%	(0.00)%	0.04%	(0.00)%	0.00%	0.02%
Nonperforming assets to gross loans held for investment and OREO	0.51	0.47	0.47	0.51	0.52	0.51	0.52
ACL to nonperforming loans	129.85	138.11	135.23	123.36	116.74	129.85	116.74
ACL to loans held for investment	0.60	0.58	0.58	0.57	0.58	0.60	0.58
Balance sheet and capital ratios:
Gross loans held for investment to deposits	113.67%	112.85%	110.97%	115.38%	111.77%	113.67%	111.77%
Noninterest bearing deposits to deposits	20.29	20.54	19.43	18.75	20.58	20.29	20.58
Investment securities to assets	0.81	0.78	0.78	0.82	0.79	0.81	0.79
Common equity to assets	11.41	11.26	10.87	10.89	10.96	11.41	10.96
Leverage ratio	11.12	10.75	10.27	10.20	10.07	11.12	10.07
Common equity tier 1 ratio	19.08	18.25	16.96	16.73	17.03	19.08	17.03
Tier 1 risk-based capital ratio	19.08	18.25	16.96	16.73	17.03	19.08	17.03
Total risk-based capital ratio	19.98	19.12	17.81	17.60	17.91	19.98	17.91
Mortgage and SBA loan data:
Mortgage loans serviced for others	$556,442	$529,823	$443,905	$443,072	$464,823	$556,442	$464,823
Mortgage loan production	122,355	94,056	94,016	128,931	91,891	310,427	208,056
Mortgage loan sales	54,193	111,424	21,873	—	—	187,490	—
SBA/USDA loans serviced for others	487,359	486,051	516,425	508,000	487,827	487,359	487,827
SBA loan production	35,839	8,297	11,397	27,529	18,212	55,533	55,561
SBA loan sales	28,858	—	24,065	—	5,169	52,923	71,925

(1)	Represents noninterest expense divided by the sum of net interest income plus noninterest income.

METROCITY BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2024	2024	2024	2023	2023
ASSETS
Cash and due from banks	$278,752	$325,026	$254,331	$142,152	$279,106
Federal funds sold	12,462	2,833	4,505	2,653	2,951
Cash and cash equivalents	291,214	327,859	258,836	144,805	282,057
Equity securities	10,568	10,276	10,288	10,335	10,113
Securities available for sale (at fair value)	18,206	17,825	18,057	18,493	17,664
Loans held for investment	3,087,826	3,090,498	3,115,871	3,142,105	3,029,947
Allowance for credit losses	(18,589)	(17,960)	(17,982)	(18,112)	(17,660)
Loans less allowance for credit losses	3,069,237	3,072,538	3,097,889	3,123,993	3,012,287
Loans held for sale	4,598	—	72,610	22,267	—
Accrued interest receivable	15,667	15,286	15,686	15,125	14,612
Federal Home Loan Bank stock	20,251	20,251	19,063	17,846	17,846
Premises and equipment, net	18,158	18,160	18,081	18,132	17,459
Operating lease right-of-use asset	7,171	7,599	8,030	8,472	7,340
Foreclosed real estate, net	1,515	1,452	1,452	1,466	761
SBA servicing asset, net	7,309	7,108	7,611	7,251	7,107
Mortgage servicing asset, net	1,296	1,454	937	1,273	1,823
Bank owned life insurance	72,670	72,061	71,492	70,957	70,462
Interest rate derivatives	18,895	36,196	38,682	31,781	46,502
Other assets	12,451	7,305	8,505	10,627	4,994
Total assets	$3,569,206	$3,615,370	$3,647,219	$3,502,823	$3,511,027

LIABILITIES
Noninterest-bearing deposits	$552,472	$564,076	$546,760	$512,045	$559,540
Interest-bearing deposits	2,170,648	2,181,784	2,267,098	2,218,891	2,159,048
Total deposits	2,723,120	2,745,860	2,813,858	2,730,936	2,718,588
Federal Home Loan Bank advances	375,000	375,000	350,000	325,000	325,000
Operating lease liability	7,295	7,743	8,189	8,651	7,537
Accrued interest payable	3,593	3,482	3,059	4,133	3,915
Other liabilities	53,013	76,057	75,509	52,586	71,283
Total liabilities	$3,162,021	$3,208,142	$3,250,615	$3,121,306	$3,126,323

SHAREHOLDERS' EQUITY
Preferred stock	—	—	—	—	—
Common stock	253	253	252	252	252
Additional paid-in capital	47,481	46,644	46,105	45,699	45,580
Retained earnings	348,343	336,749	324,900	315,356	308,589
Accumulated other comprehensive income	11,108	23,582	25,347	20,210	30,283
Total shareholders' equity	407,185	407,228	396,604	381,517	384,704
Total liabilities and shareholders' equity	$3,569,206	$3,615,370	$3,647,219	$3,502,823	$3,511,027

METROCITY BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2024	2024	2024	2023	2023	2024	2023
Interest and dividend income:
Loans, including fees	$50,336	$50,527	$50,117	$47,367	$45,695	$150,980	$134,516
Other investment income	3,417	3,547	2,211	3,267	2,979	9,175	7,500
Federal funds sold	80	34	30	37	35	144	140
Total interest income	53,833	54,108	52,358	50,671	48,709	160,299	142,156

Interest expense:
Deposits	19,602	19,735	22,105	21,691	21,736	61,442	58,916
FHLB advances and other borrowings	3,942	3,661	3,168	2,858	2,819	10,771	7,883
Total interest expense	23,544	23,396	25,273	24,549	24,555	72,213	66,799

Net interest income	30,289	30,712	27,085	26,122	24,154	88,086	75,357

Provision for credit losses	582	(128)	(140)	782	(381)	314	(797)

Net interest income after provision for loan losses	29,707	30,840	27,225	25,340	24,535	87,772	76,154

Noninterest income:
Service charges on deposit accounts	531	532	447	515	490	1,510	1,403
Other service charges, commissions and fees	1,915	1,573	1,612	2,039	1,478	5,100	3,618
Gain on sale of residential mortgage loans	526	1,177	222	—	—	1,925	—
Mortgage servicing income, net	422	1,107	229	39	(85)	1,758	(232)
Gain on sale of SBA loans	1,083	—	1,051	—	244	2,134	3,267
SBA servicing income, net	1,231	560	1,496	1,324	270	3,287	3,472
Other income	907	610	511	795	260	2,028	1,964
Total noninterest income	6,615	5,559	5,568	4,712	2,657	17,742	13,492

Noninterest expense:
Salaries and employee benefits	8,512	8,048	7,370	8,971	6,864	23,930	20,333
Occupancy	1,430	1,334	1,354	1,368	1,272	4,118	3,525
Data Processing	311	353	294	301	300	958	928
Advertising	145	157	172	160	143	474	454
Other expenses	3,262	3,140	3,171	3,115	2,961	9,573	8,571
Total noninterest expense	13,660	13,032	12,361	13,915	11,540	39,053	33,811

Income before provision for income taxes	22,662	23,367	20,432	16,137	15,652	66,461	55,835
Provision for income taxes	5,961	6,430	5,801	4,790	4,224	18,192	15,569
Net income available to common shareholders	$16,701	$16,937	$14,631	$11,347	$11,428	$48,269	$40,266

METROCITY BANKSHARES, INC.

QTD AVERAGE BALANCES AND YIELDS/RATES

	Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average	Interest and	Yield /	Average	Interest and	Yield /	Average	Interest and	Yield /
(Dollars in thousands)	Balance	Fees	Rate	Balance	Fees	Rate	Balance	Fees	Rate
Earning Assets:
Federal funds sold and other investments(1)	$220,826	$3,308	5.96%	$196,068	$3,368	6.91%	$200,245	$2,807	5.56%
Investment securities	31,309	189	2.40	31,364	213	2.73	32,172	207	2.55
Total investments	252,135	3,497	5.52	227,432	3,581	6.33	232,417	3,014	5.14
Construction and development	14,170	302	8.48	14,501	320	8.88	30,584	442	5.73
Commercial real estate	740,720	17,132	9.20	737,846	17,030	9.28	647,244	14,435	8.85
Commercial and industrial	64,584	1,593	9.81	69,208	1,728	10.04	61,774	1,488	9.56
Residential real estate	2,295,573	31,267	5.42	2,322,763	31,408	5.44	2,289,428	29,296	5.08
Consumer and other	394	42	42.41	290	41	56.86	201	34	67.11
Gross loans(2)	3,115,441	50,336	6.43	3,144,608	50,527	6.46	3,029,231	45,695	5.98
Total earning assets	3,367,576	53,833	6.36	3,372,040	54,108	6.45	3,261,648	48,709	5.92
Noninterest-earning assets	207,093			223,455			214,834
Total assets	3,574,669			3,595,495			3,476,482
Interest-bearing liabilities:
NOW and savings deposits	119,759	770	2.56	143,460	1,198	3.36	125,078	381	1.21
Money market deposits	982,517	6,156	2.49	998,601	6,135	2.47	1,036,955	11,709	4.48
Time deposits	1,057,956	12,676	4.77	1,042,758	12,402	4.78	966,408	9,646	3.96
Total interest-bearing deposits	2,160,232	19,602	3.61	2,184,819	19,735	3.63	2,128,441	21,736	4.05
Borrowings	375,677	3,942	4.17	369,232	3,661	3.99	325,025	2,819	3.44
Total interest-bearing liabilities	2,535,909	23,544	3.69	2,554,051	23,396	3.68	2,453,466	24,555	3.97
Noninterest-bearing liabilities:
Noninterest-bearing deposits	542,939			545,114			555,074
Other noninterest-bearing liabilities	87,156			98,066			94,528
Total noninterest-bearing liabilities	630,095			643,180			649,602
Shareholders' equity	408,665			398,264			373,414
Total liabilities and shareholders' equity	$3,574,669			$3,595,495			$3,476,482
Net interest income		$30,289			$30,712			$24,154
Net interest spread			2.67			2.77			1.95
Net interest margin			3.58			3.66			2.94

(1)	Includes income and average balances for term federal funds sold, interest-earning cash accounts and other miscellaneous interest-earning assets.
(2)	Average loan balances include nonaccrual loans and loans held for sale.

METROCITY BANKSHARES, INC.

YTD AVERAGE BALANCES AND YIELDS/RATES

	Nine Months Ended
	September 30, 2024			September 30, 2023
	Average	Interest and	Yield /	Average	Interest and	Yield /
(Dollars in thousands)	Balance	Fees	Rate	Balance	Fees	Rate
Earning Assets:
Federal funds sold and other investments(1)	$187,398	$8,729	6.22%	$167,411	$7,057	5.64%
Investment securities	31,428	590	2.51	32,547	583	2.39
Total investments	218,826	9,319	5.69	199,958	7,640	5.11
Construction and development	16,871	1,127	8.92	36,658	1,520	5.54
Commercial real estate	731,573	50,270	9.18	657,700	42,776	8.70
Commercial and industrial	66,116	4,894	9.89	52,292	3,637	9.30
Residential real estate	2,332,271	94,565	5.42	2,287,788	86,495	5.05
Consumer and other	311	124	53.26	174	88	67.62
Gross loans(2)	3,147,142	150,980	6.41	3,034,612	134,516	5.93
Total earning assets	3,365,968	160,299	6.36	3,234,570	142,156	5.88
Noninterest-earning assets	214,756			190,616
Total assets	3,580,724			3,425,186
Interest-bearing liabilities:
NOW and savings deposits	140,539	2,852	2.71	150,849	1,869	1.66
Money market deposits	1,019,394	21,984	2.88	991,048	31,738	4.28
Time deposits	1,034,256	36,606	4.73	923,891	25,309	3.66
Total interest-bearing deposits	2,194,189	61,442	3.74	2,065,788	58,916	3.81
Borrowings	362,965	10,771	3.96	366,112	7,883	2.88
Total interest-bearing liabilities	2,557,154	72,213	3.77	2,431,900	66,799	3.67
Noninterest-bearing liabilities:
Noninterest-bearing deposits	536,807			564,233
Other noninterest-bearing liabilities	90,459			69,078
Total noninterest-bearing liabilities	627,266			633,311
Shareholders' equity	396,304			359,975
Total liabilities and shareholders' equity	$3,580,724			$3,425,186
Net interest income		$88,086			$75,357
Net interest spread			2.59			2.21
Net interest margin			3.50			3.11

METROCITY BANKSHARES, INC.

LOAN DATA

	As of the Quarter Ended
	September 30, 2024		June 30, 2024		March 31, 2024		December 31, 2023		September 30, 2023
		% of		% of		% of		% of		% of
(Dollars in thousands)	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Construction and development	$16,539	0.5%	$13,564	0.4%	$27,762	0.9%	$23,262	0.7%	$41,783	1.4%
Commercial real estate	738,929	23.9	733,845	23.7	724,263	23.2	711,177	22.6	624,122	20.5
Commercial and industrial	63,606	2.1	68,300	2.2	68,560	2.2	65,904	2.1	61,332	2.0
Residential real estate	2,276,210	73.5	2,282,630	73.7	2,303,400	73.7	2,350,299	74.6	2,310,981	76.1
Consumer and other	215	—	230	—	247	—	319	—	240	—
Gross loans held for investment	$3,095,499	100.0%	$3,098,569	100.0%	$3,124,232	100.0%	$3,150,961	100.0%	$3,038,458	100.0%
Unearned income	(7,673)		(8,071)		(8,361)		(8,856)		(8,511)
Allowance for credit losses	(18,589)		(17,960)		(17,982)		(18,112)		(17,660)
Net loans held for investment	$3,069,237		$3,072,538		$3,097,889		$3,123,993		$3,012,287

METROCITY BANKSHARES, INC.

NONPERFORMING ASSETS

	As of the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2024	2024	2024	2023	2023
Nonaccrual loans	$14,316	$13,004	$13,297	$14,682	$15,127
Past due loans 90 days or more and still accruing	—	—	—	—	—
Total non-performing loans	14,316	13,004	13,297	14,682	15,127
Other real estate owned	1,515	1,452	1,452	1,466	761
Total non-performing assets	$15,831	$14,456	$14,749	$16,148	$15,888

Nonperforming loans to gross loans held for investment	0.46%	0.42%	0.43%	0.47%	0.50%
Nonperforming assets to total assets	0.44	0.40	0.40	0.46	0.45
Allowance for credit losses to non-performing loans	129.85	138.11	135.23	123.36	116.74

METROCITY BANKSHARES, INC.

ALLOWANCE FOR LOAN LOSSES

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands)	2024	2024	2024	2023	2023	2024	2023
Balance, beginning of period	$17,960	$17,982	$18,112	$17,660	$18,091	$18,112	$13,888
Net charge-offs/(recoveries):
Construction and development	—	—	—	—	—	—	—
Commercial real estate	—	(82)	(1)	224	(1)	(83)	227
Commercial and industrial	24	(1)	(3)	85	(3)	20	203
Residential real estate	—	—	—	—	—	—	—
Consumer and other	—	—	—	—	—	—	—
Total net charge-offs/(recoveries)	24	(83)	(4)	309	(4)	(63)	430
Adoption of ASU 2016-13 (CECL)	—	—	—	—	—	—	5,055
Provision for loan losses	653	(105)	(134)	761	(435)	414	(853)
Balance, end of period	$18,589	$17,960	$17,982	$18,112	$17,660	$18,589	$17,660
Total loans at end of period(1)	$3,095,499	$3,098,569	$3,124,232	$3,150,961	$3,038,458	$3,095,499	$3,038,458
Average loans(1)	$3,115,441	$3,108,303	$3,134,286	$3,064,409	$3,029,231	$3,123,423	$3,034,612
Net charge-offs/(recoveries) to average loans	0.00%	(0.01)%	(0.00)%	0.04%	(0.00)%	0.00%	0.02%
Allowance for loan losses to total loans	0.60	0.58	0.58	0.57	0.58	0.60	0.58

(1)	Excludes loans held for sale.